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                                                                     Exhibit 3.3

                            PERKINELMER, INC. BY-LAWS

                              As of April 27, 1999

                                   ARTICLE I.

                                  Stockholders.


          1. Place of Meetings. All meetings of stockholders shall be held within Massachusetts unless the Articles of Organization permit the holding of stockholder meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Directors or the Chairman of the Board and stated in the notice of the meeting. (Amended by Directors 4/20/78 and 3/23/83)

          2. Annual Meetings. The annual meeting of stockholders shall be held on the fourth Tuesday of April in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:30 o'clock A.M., unless a different hour is fixed by the Directors or the Chairman of the Board and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the Chairman of the Board. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof and any action taken at such meeting shall have the same effect as if taken at the annual meeting. (Amended by Directors, 4/20/78; Amended by Stockholders, 4/21/83)

          3. Special Meetings. Special meetings of stockholders may be called by the President or by the Directors. In addition, upon written application of one or more stockholders who are entitled to vote and who hold at least the Required Percentage (as defined below) of the capital stock entitled to vote at the meeting (the "Voting Stock"), special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer. For purposes of this Section 3, the "Required Percentage" shall be 40% or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose. Any request for a call of special meeting of stockholders (a "Call") by the holders of the Required Percentage of the Voting Stock shall be governed by and subject to the following:

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                (a) Any stockholder of record seeking to solicit requests for a
Call pursuant to this Section 3 shall so notify the corporation in writing to the Clerk of the corporation, and such written notification shall set forth the reason or reasons for the Call and the purpose or purposes of such special meeting.

                (b) No solicitation of stockholder requests for a Call (a "Call Solicitation") may be commenced (I) before the Call Request Record Date, as defined in paragraph (c) of this Section 3, or (ii) during the period of 90 days following the most recent meeting of the stockholders of the corporation.

                (c) In order that the corporation may determine the stockholders entitled to request a Call, the Board of Directors of the corporation shall fix a record date (the "Call Request Record Date"). Any stockholder of record seeking to solicit stockholder requests for a Call shall, with delivery to the corporation of the written information specified in paragraph (a), request in writing that the Board of Directors fix the Call Request Record Date. The Board of Directors shall, within 10 days after the date on which such request is received, adopt a resolution fixing the Call Request Record Date, and such Call Request Record Date shall be not more than 10 days after the date upon which such resolution is adopted by the Board of Directors.

                (d) All requests for a Call and revocations thereof shall be delivered to the corporation no later than the 30th day (the "Delivery Date") after the Call Request Record Date.

                (e) Any stockholder may revoke a prior request for a Call or opposition to a Call by an instrument in writing delivered prior to the Delivery Date.

                (f) Promptly after the Delivery Date, requests for a Call and revocations thereof shall be counted and verified by an independent party selected by the corporation.

                (g) If, in response to any Call Solicitation, the holders of record of the Required Percentage of the Voting Stock as of the Call Request Record Date submit valid and unrevoked requests for a Call no later than the Delivery Date, the Board of Directors of the corporation shall fix a record date and a meeting date for the special meeting, provided that the date to be fixed for such meeting shall be no earlier than 60 days or later than 90 days after the Delivery Date, and provided further that the Board of Directors shall not be obligated to fix a meeting date or to

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hold any meeting of stockholders within 60 days of the next scheduled meeting of the stockholders of the corporation.

                (h) In the absence of a quorum at any special meeting called pursuant to a Call Solicitation, such special meeting may be postponed or adjourned from time to time only by the officer of the corporation entitled to preside at such meeting.

                (i) If a Call Solicitation does not receive the support of the holders of record of the Required Percentage of the Voting Stock, no subsequent Call may be made or solicited by any stockholder during a period of 90 days after the Delivery Date. (Amended by Directors, 4/20/78, 3/23/83, 4/24/90 and 4/23/91)

        4. Notice of Meetings. A written notice of every meeting of stock-holders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or other person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

          5. Quorum. Unless the Articles of Organization otherwise provide, a majority in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of a majority in interest of the stock of that class issued, outstanding and entitled to vote.

          6. Adjournments. Except as provided in Section 3 of this Article I, any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of

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the stockholders as originally called may be transacted at any adjournment thereof. (Amended by Directors, 4/24/90)

          7. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation and a proportionate vote for a fractional share so held by him, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

          8. Action at Meeting. When a quorum is present, the vote of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the vote of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its stock. Nothing in this Section shall be construed as limiting the right of this Corporation to vote shares of stock held directly or indirectly by it in a fiduciary capacity. In the event that a vote of stockholders of this Corporation is required to approve an agreement to consolidate this Corporation with another corporation to form a new corporation, or to merge this Corporation into another corporation, or to merge or consolidate another corporation into this Corporation, the vote of two-thirds of each class of stock of this Corporation outstanding and entitled to vote on the question, voting separately, shall be necessary for the approval of such agreement.
(Amended by Directors, 5/24/89)

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          9. Action without Meeting. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE II.

                                   Directors.

          1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

          2. Number and Election. The number of Directors which shall constitute the whole Board of Directors shall be such number, not less than three nor more than thirteen, as shall be fixed by vote of the stockholders or the Board of Directors. During the time periods specified in this Section 2, the Board of Directors shall be divided into three classes in respect of term of office, each class to contain, as nearly as possible, one-third of the whole number of the Board. Of the Board of Directors elected at the Annual Meeting of Stockholders in 1975, the members of one class shall serve until the Annual Meeting of Stockholders held two years following their election, and the members of the third class shall serve until the Annual Meeting of Stockholders held three years following their election; provided, however, that in each case Directors shall serve until their successors shall be elected and qualified. At each Annual Meeting of Stockholders, commencing with the Annual Meeting in 1976 through and including the Annual Meeting in 1995, the successors of the Directors of the class whose terms expire in that year shall be elected to serve until the Annual Meeting of Stockholders held three years next following (and until their successors shall be duly elected and qualified), so that the term of one class of Directors shall expire in each year. At each Annual Meeting of Stockholders, commencing with the Annual Meeting in 1996, the successors of the Directors whose terms expire in that year shall be elected to serve until the Annual Meeting of Stockholders held in the following year (and until their successors shall be duly elected and qualified), so that, upon the expiration in 1998 of the terms of the Directors elected at the Annual Meeting in 1995, all Directors shall be elected to hold office for a one-year term (and until their

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successors shall be duly elected and qualified). (Amended by Directors, 5/16/74 and 1/25/95)

          3. Vacancies. A vacancy in the Board of Directors, however occurring, unless and until filled by the stockholders, may be filled by the Directors. (Amended by Directors, 5/16/74 and 1/25/95)

          4. Change in Number of the Board. The number of the Board of Directors may be increased or decreased and one or more additional Directors elected at any special meeting of the stockholders or by a vote of a majority of the Directors then in office. For so long as the Directors are divided into classes in accordance with the terms of Section 2 of this Article II, Directors who are elected to fill vacancies, whether or not created by an enlargement of the Board, shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. Directors who are elected to fill vacancies, whether or not created by an enlargement of the Board, shall serve until the expiration of the term of his or her predecessor and until his or her successor is duly elected and qualified. No decrease in the number of the Board of Directors shall shorten the term of any incumbent Directors. (Amended by Directors, 5/16/74 and 1/25/95)

          5. Resignation and Retirement. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board, the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event. Except in special circumstances specifically approved by the Board, a Director shall be deemed to have retired at the Annual Meeting of Stockholders following the date the Director shall have attained the age of seventy. (Amended by Directors, 5/16/74, 4/20/78 and 12/17/97)

          6. Removal. A Director may be removed from office (a) with or without cause by a vote of two-thirds of the stock outstanding and entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of two-thirds of the shares of such class which are outstanding and entitled to vote or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. (Amended by Stockholders, 4/16/74)

          7. Meetings. Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the

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Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

                Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the Chairman of the Board, the President, Treasurer or two or more Directors. (Amended by Directors, 4/20/78 and 3/23/83)

          8. Notice of Special Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

          9. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

         10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to take any action.

         11. Action by Consent. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

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         12. Committees. The Directors may, by vote of a majority of the
Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

                                  ARTICLE III.

                                    Officers.

          1. Enumeration. The officers of the corporation shall consist of a Chairman of the Board, President, one or more Vice Presidents, a Treasurer, a Clerk and such other officers as the Directors may determine. Such other officers may include, without limiting the foregoing, a Controller and a Secretary or one or more Assistant Vice Presidents, Assistant Controllers, Assistant Treasurers, Assistant Clerks and Assistant Secretaries. (Amended by Directors, 3/25/81 and 3/23/83)

          2. Election. The Chairman of the Board, President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be appointed by the Directors at such meeting or at any other meeting. The Chief Executive Officer shall also have the power to appoint Assistant Vice Presidents, Assistant Treasurers, Assistant Controllers, Assistant Clerks and Assistant Secretaries. (Amended by Directors, 3/25/81 and 3/23/83)

          3. Qualification. The Chairman of the Board and the President shall be Directors. No officer need be a stockholder. Any two or more officers may be held by the same person, provided that the Chairman of the Board and Clerk shall not be the same person, nor shall the President and Clerk be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine. (Amended by Directors, 4/20/78 and 3/23/83)

          4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the Chairman of the Board, President, Treasurer

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and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chose and qualified; and all other officers appointed by the Directors or by the Chief Executive Officer shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a different term is specified in choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board, President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. (Amended by Directors, 3/25/81 and 3/23/83)

          5. Removal. The Directors may remove any officer with or without cause by a vote or a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

          6. Chairman of the Board. The Directors shall appoint a Chairman of the Board. When present he shall preside at all meetings of the Directors and stockholders and shall have such other powers and duties as are usually vested in the office of Chairman of the Board as well as such other powers and duties as may be vested in him by the Board of Directors. (Amended by Directors, 4/20/78 and 3/23/83)

          7. President. The President shall have general supervision and control of all or a substantial portion of the operations of the business, as well as such other power and duties as may be vested in the President by the Board of Directors, or the Chief Executive Officer if other than the President. In the absence of the Chairman of the Board, the President shall preside, when present, at all meetings of the Directors and stockholders. In the absence or disability of the Chief Executive Officer, if other than the President, the President shall perform the duties and exercise the powers of the Chief Executive Officer. (Amended by Directors, 4/20/78, 3/23/83 and 4/25/89)

          8. Chief Executive Officer. The Board of Directors, shall appoint, as the Chief Executive Officer of the Company, the President, the Chairman of the Board, or any other officer of the corporation as the Board of Directors may deem appropriate. The Chief Executive Officer shall have the ultimate supervision and control of the operations of the business. (Amended by Directors, 3/23/83)

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          9. Vice President and Assistant Vice President. Unless otherwise specified by the Board of Directors, the Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Directors or the Chief Executive Officer may from time to time prescribe. (Amended by Directors, 3/25/81, 3/23/83 and 11/28/84)

             An Assistant Vice President shall have such duties and powers as the Directors, the Chief Executive Officer may from time to time prescribe. (Amended by Directors, 3/25/81 and 3/23/83)

         10. Financial Officers. In addition to the election of a Treasurer, the Directors may appoint one or more additional financial officers. The Directors may designate one of the officers as the chief financial officer who, subject to the direction of the Directors and the Chief Executive Officer, shall have overall supervision and control of the internal and external financial affairs of the corporation including financial reporting, and the management of the assets of the corporation as well as such other powers and duties as may be vested in him by the Directors or the Chief Executive Officer. He shall have responsibility, custody and control of all funds, securities and valuable documents of the corporation except as the Directors may otherwise provide. (Amended by Directors, 3/23/83)

                The Treasurer shall, subject to the direction of the Directors, the Chief Executive Officer and the chief financial officer, if there be one, have general charge of managing the assets of the corporation. He shall perform such other duties as may be vested in him by the Directors, the Chief Executive Officer, or the chief financial officer. In the event the Directors have not designated a chief financial officer, or, if one is designated, in his absence or disability, the Treasurer shall have custody of all funds, securities and valuable documents of the corporation except as the Directors may otherwise provide. (Amended by Directors, 3/23/83)

                The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe. (Amended by Directors, 3/25/81)


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                The Assistant Controller, or if there shall be more than one, the Assistant Controllers in the order determined by the Directors, shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe. (Amended by Directors, 3/25/81)

         11. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

                If there is no Secretary or Assistant Secretary, the Clerk shall keep the record of the meetings of the Directors.

                The Assistant Clerk, or if there shall be more than one, the Assistant Clerks in the order determined by the Directors, shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

         12. Secretary and Assistant Secretaries. If a Secretary is appointed, he shall attend all meetings of the Directors and shall keep a record of the meetings of the Directors. He shall, when required, notify the Directors of their meetings, and shall have such other powers and shall perform such other duties as the Directors may from time to time prescribe.

                The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

         13. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

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                                   ARTICLE IV.

                                 Capital Stock.

          1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or any Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer of employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue. (Amended by Directors, 4/20/78 and 1/22/92)

                 Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

          2. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with

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respect thereto, regardless of any transfer pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

                It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

          3. Record Date. The Directors may fix in advance a time not more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

          4. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the corporation or any transfer agent or registrar.

          5. Issue of Capital Stock. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Directors, in such manner, for such consideration and on such terms as the Directors may determine.

                                    ARTICLE V

                            Miscellaneous Provisions.

         1. Fiscal Year. The fiscal year of the corporation shall end on the 31st day of December in each year in which such date falls on Sunday, or the Sunday next preceding or following the 31st day of December in each year, which ever

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Sunday is nearest to such 31st day of December.

          2. Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts", and the year of its incorporation.

          3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the Chairman of the Board and Chief Executive Officer or the Treasurer except as the Directors may generally or in particular cases otherwise determine. (Amended by Directors, 4/20/78)

          4. Voting of Securities. Except as the Directors may otherwise designate, the Chairman of the Board, the President the chief financial officer, Treasurer or clerk may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for, this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation. (Amended by Directors, 4/20/78)

          5. Corporate Records. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

          6. Evidence of Authority. A certificate by the Clerk or Secretary, or an Assistant Clerk or Assistant Secretary, or a temporary Clerk or temporary Secretary, as to any action taken by the stockholders, Directors, Executive Committee or any officer or representative of the corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.


          7. Articles of Organization. All references in these By-Laws to the Articles

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
of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

          8. Transactions with Interested Parties. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any firm, association, partnership or person shall be affected or invalidated by the fact that any Director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or is in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; provided that the fact that he individually or as a director, member or officer of such corporation, firm, association or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or a majority of the Board of Directors at which action upon any such contract or transaction shall be taken; any Director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership, provided that any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

INDEMNIFICATION

         9.(a) Actions, Suits and Proceedings. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation. Notwithstanding anything to the contrary in this Article, the corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the corporation makes any indemnification payments to an Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the corporation to the extent of such insurance reimbursement.

         (b) Settlements. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         (c) Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

         (d). Advance of Expenses. Subject to the provisions of Section 5 below, in the event that the corporation does not assume the defense pursuant to
Section 3 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         (e). Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in
Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation,
(b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

         (f) Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 5. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

         (g) Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         (h) Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         (i) Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         (j) Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

         (k) Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         (l) Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         (m) Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended. (Amended by Directors 4/27/99)

         10. Amendments. The stockholders may by a vote of two-thirds of the stock of the corporation, outstanding and entitled to vote, make, amend or repeal the By-Laws of the corporation in whole or in part at any meeting of the stockholders provided that notice of the substance of the proposed action is stated in the notice of meeting. The Directors may make, amend or repeal the By-Laws of the corporation in whole or in part at any meeting of the Directors by vote of a majority of the Directors then in office, except that the provisions thereof fixing the place of the meetings of stockholders, fixing the date of the annual meeting of stockholders, designating the number necessary to constitute a quorum at meetings of the stockholders, governing procedure with respect to the removal of Directors, affording indemnification to Directors or officers and governing amendment of these By-Laws, may be made, amended, or repealed only by the stockholders. No change in the date of the annual meeting may be made within sixty days before the date fixed in these By-Laws, and in case of any change of such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the new date fixed for such meeting.

         11. 1987 Massachusetts Control Share Acquisition Act. The 1987 Massachusetts Control Share Acquisition Act, Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the corporation. (Amended by Directors, 9/23/87 and 1/25/95)

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